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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 333-51316 and 333-64076) of our report dated June 19, 2003, appearing in this annual report on Form 11-K of the Monsanto Savings and Investment Plan for year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
June 26, 2003